UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934
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JOHN HANCOCK TRUST
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TABLE OF CONTENTS

INFORMATION STATEMENT
INTRODUCTION
NEW SUBADVISORY AGREEMENT FOR THE FUND
Background
Invesco Aim
New Subadvisory Agreement
Change in Non-Fundamental Investment Policies
Board Evaluation of the New Subadvisory Agreement
Additional Information About Invesco Aim
Fund’s Ownership Information
JOHN HANCOCK TRUST
Small Cap Opportunities Trust
601 Congress Street
Boston, Massachusetts 02210-2805
July        , 2008
Dear Shareholder:
Enclosed is the Information Statement of John Hancock Trust (the “Trust”) regarding the addition of Invesco Aim Capital Management, Inc. (“Invesco Aim” or “AIM”) as a subadviser with respect to a portion of the assets of the Small Cap Opportunities Trust (the “Fund”). Munder Capital Management (“Munder”) continues to act as subadviser for the remaining assets of the Fund. This change became effective on June 30, 2008.
PLEASE NOTE THAT THE FUND IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
The enclosed Information Statement provides information about Invesco Aim and the new subadvisory agreement.
If you have any questions regarding the Information Statement or the new subadvisory agreement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

Sincerely,
/s/ Thomas M. Kinzler
Thomas M. Kinzler
Secretary John Hancock Trust

JOHN HANCOCK TRUST
Small Cap Opportunities Trust
601 Congress Street
Boston, Massachusetts 02210-2805

INFORMATION STATEMENT
NEW SUBADVISORY AGREEMENT
FOR THE SMALL CAP OPPORTUNITIES TRUST

INTRODUCTION
This Information Statement provides notice of and information regarding a new subadvisory agreement for the Small Cap Opportunities Trust (the “Fund”). A definitive copy of this Information Statement will be first mailed to shareholders of the Fund on or about July 28, 2008.
The Trust. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The shares of the Trust are divided into 122 separate series corresponding to 122 registered funds (the “Funds”).
The Adviser. John Hancock Investment Management Services, LLC (the “Adviser”) serves as investment adviser for the Funds. Pursuant to an investment advisory agreement with the Trust, the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the Funds pursuant to subadvisory agreements with the Adviser. The Adviser and the subadviser named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
The Distributor. John Hancock Distributors, LLC (the “Distributor”) serves as the Funds’ distributor.
The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210, and their ultimate parent is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.
Pursuant to an order from the Securities and Exchange Commission (“SEC”), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Fund subadvisers that are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser that is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL OF THE NEW

SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.
Annual and Semi-Annual Reports. The Fund will furnish, without charge, a copy of the Fund’s most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please call the Fund at 1-800-225-5291 or write to the Fund at 601 Congress Street, Boston, Massachusetts 02210.

NEW SUBADVISORY AGREEMENT FOR THE FUND
Background
Munder has served as the Fund’s subadviser since 2003 and currently serves as the Fund’s subadviser pursuant to a subadvisory agreement between the Adviser and Munder dated December 29, 2006, as amended (“Munder Agreement”). The Munder Agreement was approved most recently by the Board (including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”)) on June 27, 2008 and by the Fund’s initial shareholder on May 1, 2003.
At the June 26-27, 2008 Board meeting, management recommended to the Board that it approve Invesco Aim as a second subadviser to the Fund effective June 30, 2008. The addition of Invesco Aim as a subadviser for the Fund, which is a small cap core (blend) fund, is designed to complement Munder’s small cap core management style, which has a “value” bias, with a small cap core management style with a “growth” bias. After a thorough review of management’s recommendation, the Board appointed Invesco Aim to manage approximately one half of the Fund’s portfolio, with Munder continuing to subadvise the remainder of the portfolio. Invesco Aim currently serves as the Fund’s subadviser pursuant to a subadvisory agreement between the Adviser and the Invesco Aim dated June 27, 2008 (“Invesco Aim Agreement”).
Invesco Aim
Invesco Aim, whose principal business address is 11 Greenway Plaza, Suite 100, Houston, Texas 77046, is an indirect wholly owned subsidiary of Invesco Aim Management Group, Inc. (“Aim Management”), whose principal business address is also 11 Greenway Plaza, Suite 100, Houston, Texas 77046. Aim Management is a holding company engaged in the financial services business and is an indirect wholly owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries are an independent investment management group engaged in institutional investment management and retail mutual fund businesses in the United States, Europe and the Pacific Region. Invesco Aim, and/or its affiliates is the investment adviser for mutual funds, separately managed accounts, such as corporate and municipal pension plans, charitable institutions and private individuals.
For information about the executive officers and directors of Invesco Aim, and funds comparable to the Fund, managed by Invesco Aim, see “Additional Information about Invesco Aim” below.

New Subadvisory Agreement
Under both the Invesco Aim Agreement and the Munder Agreement, the subadviser manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates and implements a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.
Except for the effective dates, the terms of the Munder Agreement and the Invesco Aim Agreement are substantially the same. The terms of the agreements are described below under “Description of Munder and Invesco Subadvisory Agreements.”
Compensation. As compensation for its services under the Invesco Aim Agreement, Invesco Aim is paid a subadvisory fee by the Adviser with respect to the Fund. The fee, which is accrued daily and paid monthly within 30 calendar days of the end of each month, is determined by applying the daily equivalent of an annual fee rate to the net assets of the Fund. Under the Munder Agreement, Munder is paid a subadvisory fee by the Adviser determined in the same manner as the subadvisory fee for Invesco Aim under the Invesco Aim Agreement. UNDER BOTH SUBADVISORY AGREEMENTS, THE SUBADVISORY FEE IS PAID BY THE ADVISER OUT OF THE MANAGEMENT FEE IT RECEIVES FOR THE FUND AND IS NOT AN ADDITIONAL CHARGE TO THE FUND.
The following table sets forth the annual percentage rate of the subadvisory fees for the Fund under the Munder Agreement and Invesco Aim Agreement.

		Between $250	Between $500
	First $250	Million and $500	Million and $1	Excess Over
	Million of	Million of	Billion of	$1 Billion of
	Aggregate	Aggregate	Aggregate	Aggregate
Agreement	Net Assets*	Net Assets*	Net Assets*	Net Assets*
Munder Agreement	0.55%	0.50%	0.45%	0.40%
Invesco Aim Agreement	0.55%	0.50%	0.45%	0.40%

*	The term Aggregate Net Assets refers to the net assets of the portion of the Fund managed by Munder or Invesco Aim plus the net assets of the portion of the Small Cap Opportunities Fund, a series of John Hancock Funds II (“JHF II”) (another fund in the John Hancock family of funds) managed by the relevant subadviser, but only for the period during which the relevant subadviser also serves as a subadviser to the Small Cap Opportunities Fund. For purposes of determining Aggregate Net Assets and calculating the subadvisory fee, the net assets of the Fund are determined as of the close of business on the previous business day of the Fund, and the net assets of Small Cap Opportunities Fund are determined as of the close of business on the previous business day of that fund.

Prior to June 27, 2008, Munder was paid by the Adviser a subadvisory fee at the rate of 0.55% for the first $500 million of aggregate net assets and 0.50% for assets over $500 million. Effective June 27, 2008, Munder agreed to a revised subadvisory fee schedule on the portion of the assets of the Fund it subadvises, as set forth in the table above. For the fiscal year ended December 31, 2007, the Adviser paid Munder under the Munder Agreement a subadvisory fee of $2,298,550 with respect to the Fund. Had the revised subadvisory fee schedule been in effect for that period, the subadvisory fees paid to Munder would have been $2,169,437, representing a 5.62% decrease relative to the aggregate fee paid to Munder under the prior subadvisory fee schedule. Had both Munder and Invesco Aim been subadvisers during the fiscal year ended December 31, 2007, Munder would have been paid $1,084,719 and Invesco Aim would have been paid $1,084,719.
Change in Non-Fundamental Investment Policies
In connection with the addition of Invesco Aim as a subadviser to the Fund and to reflect its management style, the Board approved changes to non-fundamental policies of the Fund with respect to the portion of the assets to be subadvised by Invesco Aim. While Munder employs “value” style to selecting small capitalization companies and Invesco Aim employs “growth” style, both subadvisers are small cap core managers. Other differences between the management style employed by Munder and Invesco Aim relate to their process for selecting “small-capitalization companies.” In particular, Invesco Aim regards small-capitalization companies as those companies with market capitalizations, at the time of investment, no larger than the largest capitalized company included in the Russell 2000 Index during the most recent 11-month period (based on month-end data) plus the most recent data during the current month. Invesco Aim’s portfolio construction process (which aligns its portion of the Fund with the S&P Small Cap 600 Index) consists of fundamental, valuation and timeliness analysis. Munder, on the other hand, regards small-capitalization companies as those companies with market capitalizations, at the time of investment, within the range of the companies in the Russell 2000 Index. Munder’s security selection process includes consideration of valuation, as well as other factors, including a high level of profitability; solid management; a strong, competitive market position; and management interests that are aligned with shareholders interests. The new investment policies are set forth below.
AIM and Munder will each manage approximately one half of the Fund’s assets although the actual percentage managed by each subadviser will vary because the assets subadvised by each subadviser are not rebalanced daily.
AIM
AIM will manage its portion of the Fund’s assets (the “AIM Subadvised Assets”) as follows:
Under normal market conditions, AIM invests at least 80% of the net AIM Subadvised Assets (plus any borrowings for investment purposes) in equity securities, including convertible securities, of small-capitalization companies. Small-capitalization companies are those companies with market capitalizations, at the time of investment, no larger than the largest capitalized company included in the Russell 2000 Index during the most recent 11-month period (based on month-end data) plus the most recent data during the current month.

AIM attempts to provide potentially higher returns than a fund that invests primarily in larger, more established companies. Since small companies are generally not as well known to investors or have less of an investor following than larger companies, they may provide higher returns due to inefficiencies in the marketplace. Under normal conditions, the top 10 holdings may comprise up to 25% of the portion of the total assets of the portion of the AIM Subadvised Assets.
In selecting investments, AIM utilizes a disciplined portfolio construction process that aligns the Fund with the S&P Small Cap 600 Index that AIM believes represents the small cap core asset class. The security selection process is based on a three-step process that includes fundamental, valuation and timeliness analysis.
➢ Fundamental analysis involves building a series of financial models, as well as conducting in-depth interviews with company management. The goal is to find high quality, fundamentally sound companies operating in an attractive industry.
➢ Valuation analysis focuses on identifying attractively valued securities given their growth potential over a one- to two-year horizon.
➢ Timeliness analysis is used to help identify the “timeliness” of a purchase. In this step, relative price strength, trading volume characteristics, and trend analysis are reviewed for signs of deterioration. If a stock shows signs of deterioration, it will not be considered as a candidate for the portfolio.
AIM considers selling a security if a change in industry or company fundamentals indicate a problem, the price target set at purchase is exceeded or a change in technical outlook indicates poor relative strength.
The AIM Subadvised Assets may include synthetic instruments. Synthetic instruments are investments that have economic characteristics similar to the Fund’s direct investments, and may include warrants, futures, options, exchange traded funds and American Depositary Receipts.
AIM may invest up to 25% of the AIM Subadvised Assets in foreign securities. The Fund’s investments in foreign securities may include direct investments in non-U.S. dollar denominated securities traded outside of the U.S.
AIM may invest the AIM Subadvised Assets in ETFs to manage cash and may invest the AIM Subadvised Assets in other investment companies. For purposes of the Fund, ETFs are considered securities with a market capitalization equal to the weighted average market capitalization of the basket of securities comprising the ETF. AIM may invest the AIM Subadvised Assets in equity securities of larger capitalization companies in addition to small-capitalization companies. AIM may invest up to 15% of the AIM Subadvised Assets in real estate investment trusts (“REITS”).
Munder
Munder will manage its portion of the Fund’s assets (the “Munder Subadvised Assets”) as follows:
Under normal market conditions, Munder invests at least 80% of the portion of the net Munder Subadvised Assets (plus any borrowings for investment purposes) in equity securities of small-capitalization companies. Small-capitalization companies are those companies with market capitalizations, at the time of investment, within the range of the companies in the Russell 2000 Index.
Munder attempts to provide potentially higher returns than a fund that invests primarily in larger, more established companies. Since small companies are generally not as well known to investors or have less of an investor following than larger companies, they may provide higher returns due to inefficiencies in the marketplace.
Munder will usually invest the Munder Subadvised Assets in equity securities of domestic and foreign companies that Munder believes can be purchased at a price significantly below their inherent value. A company’s equity securities may be undervalued because the company is temporarily overlooked or out of favor due to general economic conditions, a market decline, industry conditions or developments affecting the particular company.
In addition to valuation, Munder considers these factors, among others, in choosing companies:
•	A high level of profitability;

•	Solid management;

•	A strong, competitive market position; or

•	Management interests that are aligned with shareholders interests.
Munder may, but is not required to, use various hedging and derivatives investment strategies when managing the Munder Subadvised Assets. Munder may, when managing the Munder Subadvised Assets, write covered call options. Even though the Fund will receive the option premium to help protect it against loss, a call option sold by the Fund will expose the Fund during the term of the option to possible loss of opportunity to sell the underlying security or instrument with a gain.
Munder may invest the Munder Subadvised Assets in ETFs to manage cash and may invest the Munder Subadvised Assets in other investment companies. For purposes of the Fund, ETFs are considered securities with a market capitalization equal to the weighted average market capitalization of the basket of securities comprising the ETF. Munder may invest the Munder Subadvised Assets in equity securities of larger capitalization companies in addition to small-capitalization companies. Munder may invest up to 15% of the Munder Subadvised Assets in real estate investment trusts (“REITS”).
Munder’s investments of the Munder Subadvised Assets in foreign securities may include direct investments in non-U.S. dollar denominated securities traded outside of the U.S. and U.S. dollar denominated securities traded in the U.S. as well as indirect investments, such as depositary receipts.
Board Evaluation of the New Subadvisory Agreement
The Board, including the Independent Trustees, is responsible for selecting the Trust’s investment adviser, approving the Adviser’s selection of Trust subadvisers and approving the Trust’s advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust’s advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:
1.	the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadviser to the Fund;

2.	the investment performance of the Fund and its subadviser;

3.	the extent to which economies of scale would be realized as a Fund grows and whether fee levels reflect these economies of scale for the benefit of shareholders of the Fund;

4.	the costs of the services to be provided and the profits to be realized by the Adviser (including any subadvisers affiliated with the Adviser) and its affiliates from the Adviser’s relationship with the Trust; and

5.	comparative services rendered and comparative advisory and subadvisory fee rates.
The Board believes that information relating to all these factors is relevant to its evaluation of the Trust’s advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust’s “manager-of-managers” advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser solely due to their relationship with the Trust, generally, are not a material factor in the Board’s consideration of these subadvisory agreements because such fees are paid to subadvisers by the Adviser and not by the Funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arm’s-length.

In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser (“Material Relationships”).
In making its determination with respect to the factors that it considers, the Board reviewed:
1.	information relating to the subadviser’s current subadvisory services to the Trust;

2.	the performance of the Fund and the performance of other funds managed by the subadviser with investment policies similar to those of the Fund;

3.	the subadvisory fee to be paid to the subadviser for management of its portion of the Fund, including any breakpoints; and

4.	information relating to the nature and scope of Material Relationships and their significance to the Adviser and the subadviser.
Particular considerations of the Board in approving the new subadvisory agreement with AIM for the Fund at the June 26-27, 2008 Board meeting included the following:
1.	AIM has demonstrated skills as a manager, is currently the subadviser to two funds of the Trust and two funds of JHF II and may be expected to provide a high quality of investment management services and personnel to the Fund;

2.	The Small Company Growth Trust, another series of the Trust, a fund managed by AIM with a broadly similar investment approach to the portion of the Fund to be subadvised by AIM, has outperformed its peer group and index for the period since its inception on October 24, 2005 through March 31, 2008; and

3.	The subadvisory fee with respect to the portion of the assets of the Fund to be managed by AIM under the new subadvisory agreement is: (i) the product of arm’s-length negotiation between the Adviser and AIM; (ii) within industry norms; and (iii) paid by the Adviser and not by the Fund, and in connection with the appointment of AIM, the subadvisory fee breakpoint with respect to the portion of the assets of the Fund to be managed by Munder would be reduced.
Additional Information About Invesco Aim
Portfolio Management Team. Juliet S. Ellis, Senior Portfolio Manager, is the lead portfolio manager for the Fund. She has been associated with Invesco Aim and/or its affiliates since 2004. Ms. Ellis is formerly a Managing Director of JPMorgan Fleming Asset Management. Juan R. Hartsfield, Portfolio Manager, is also a member of the portfolio management team. Mr. Hartsfield has been associated with Invesco Aim and/or its affiliates since 2004. He was formerly a co-portfolio manager at JPMorgan Fleming Asset Management.
Executive Officers and Directors of Invesco Aim. The names and principal occupations of the principal executive officers and directors of Invesco Aim are set forth below. The business address of each such person is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

Name	Position with Invesco aim and Principal Occupation
Todd L. Spillane	Senior Vice President and Chief Compliance Officer
David C. Warren	Senior Vice President and Chief Administrative Officer
Gary K. Wendler	Director and Senior Vice President
John M. Zerr	Director, Senior Vice President and General Counsel
Loren M. Starr	Chief Financial Officer
David A. Hartley	Treasurer and Chief Accounting Officer
Other Investment Companies Advised by Invesco AIM. Invesco AIM, or an affiliate of Invesco Aim, currently acts as adviser or subadviser to the following U.S. registered investment companies or series thereof having similar investment objectives and policies to those of the Fund. The table below also states the approximate size of such funds as of May 31, 2008, the current advisory fee rate (net of any fee waiver or reimbursement) for the funds as a percentage of average daily net assets, and whether Invesco Aim agreed to waive or reduce its fees with respect to the listed funds.

				Waived
				or
Investment	Adviser or	Net Assets as	Annual Rate of	Reduced
Company Name	Subadviser	of 5/31/2008	Compensation	Fees
AIM Small CapEquity Fund	Adviser	$483,194,472	0.745% on first $250 million	N/A
			0.73% on next $250 million
			0.715% on next $500 million
			0.70% on next $1.5 billion
			0.685% on next $2.5 billion
			0.67% on next $2.5 billion
			0.655% on next $2.5 billion
			0.64% on amount over $10 billion

				Waived
				or
Investment	Adviser or	Net Assets as	Annual Rate of	Reduced
Company Name	Subadviser	of 5/31/2008	Compensation	Fees
AIM V.I. Small Cap Equity Fund	Adviser	$201,166,424	0.745% on first $250 million	N/A
			0.73% on next $250 million
			0.715% on next $500 million
			0.70% on next $1.5 billion
			0.685% on next $2.5 billion
			0.67% on next $2.5billion
			0.655% on next $2.5 billion
			0.64% on amount over $10 billion

Small Cap Fund (AIG Retirement Co I)	SubAdviser	$253,968,737	0.55% on first $250 million	N/A
			0.50% on next $250 million
			0.45% on next $500 million
			0.40% on amounts over $1 billion
Description of Munder and Invesco Subadvisory Agreements. The Invesco Aim Agreement, including the scope of services being provided, is substantially identical to the Munder Agreement except as described below. For convenience and except when differences between the subadvisory agreements are noted, the agreements are collectively referred to as the “subadvisory agreement” and the subadvisers as the “subadviser.”
Duties of the Subadviser. The subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board, and formulates and implements a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadviser implements such program by purchases and sales of securities, including the placing of orders for such purchases and sales, and regularly reports thereon to the Board. The subadviser also provides assistance to the Fund’s custodian with respect to fair valuation of securities held by the Fund for which market quotations are not readily available. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the efficient conduct of the investment affairs of the Fund.
Brokerage Transactions. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers, and negotiates brokerage commissions, if applicable. The subadviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadviser’s overall responsibilities with respect to accounts managed by the subadviser.
Proxy Voting. Under the Munder Agreement, Munder votes proxies in accordance with the Trust’s proxy voting policies and procedures (which provide that the subadviser shall vote all proxies relating to portfolio securities held by the Fund). In addition, Munder reviews its proxy voting activities with the Board on a period basis. Under the Invesco Aim Agreement, Invesco Aim is required to use its good faith judgment in a manner that it reasonably believes best serves the interests of the Fund’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities held by the Fund.
Books and Records. The subadviser maintains all accounts, books and records with respect to the Fund as are required of an investment adviser of a registered investment company under the 1940 Act and the Advisers Act. The Invesco Aim Agreement further provides that the Adviser will maintain and preserve all books and other records (not related to the Fund’s transactions) as required of an investment adviser to a registered investment company under the 1940 Act.
Term. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter continues only if such continuance is specifically approved at least annually either: (i) by the Trustees; or (ii) by the vote of a majority of the outstanding voting securities of the Fund. In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees. Any required shareholder approval of the subadvisory agreement or continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such agreement or its continuance even if such agreement or its continuance may not have been approved by a majority of the outstanding voting securities of: (i) any other Fund of the Trust affected by the subadvisory agreement; or (ii) all of the Funds of the Trust.
The Munder Agreement further provides that if any required shareholder approval or any continuance of the subadvisory agreement is not obtained, the subadviser will continue to act as subadviser with respect to the Fund pending the required approval of the agreement or its continuance or a new agreement with either that subadviser or a different subadviser, or other definitive action.
Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, on at least sixty (60) days’ prior written notice to the other party or parties to the subadvisory agreement and, as applicable, to the Trust. The following parties may terminate the subadvisory agreement:
•	the Board;

•	the holders of a majority of the outstanding voting securities of the Fund;

•	the Adviser; and

•	the subadviser.

The subadvisory agreement automatically terminates, without the payment of any penalty, in the event of its assignment or in the event that the advisory agreement between the Adviser and the Trust terminates for any reason.
Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by a majority of the Trustees and a majority of the Independent Trustees. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund of the Trust affected by the amendment or (b) all of the Funds of the Trust.
Liability of Subadviser. Neither the subadviser nor any of its directors, officers or employees will be held liable to the Adviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of the subadviser.
Consultation with Subadvisers to the Funds. Section 17(a) of the 1940 Act prohibits principal transactions between the Fund and its affiliates (such as its subadvisers or the subadvisers to the other Funds) and affiliates of those affiliates (such as broker-dealer affiliates of such subadvisers). Rule 17a-10 under the 1940 Act, however, permits such transactions (which would generally include trades in fixed-income securities and securities traded over-the-counter), under certain conditions. In accordance with Rule 17a-10, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for the Fund in securities or other assets: (i) other subadvisers to the Fund; (ii) subadvisers to other Funds of the Trust; and (iii) subadvisers to funds under common control with the Fund.
Confidentiality of Portfolio Holdings. The Munder Agreement provides that Munder is required to treat Fund portfolio holdings as confidential, in accordance with the Trust’s policy regarding disclosure of portfolio holdings, and to prohibit its employees from trading on such confidential information. The Invesco Aim Agreement also provides that Invesco Aim is required to treat Fund portfolio holdings as confidential and to employ safeguards to maintain the confidentiality of such information as the subadviser uses to safeguard the confidentiality of its own information.
Compliance. Under the Munder Agreement, the subadviser is required to provide the Adviser with the subadviser’s written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act that relate to the services provided by the subadviser to the Fund. In addition, the subadviser must promptly submit to the Adviser: (i) any material changes to the Compliance Policies; (ii) notification of the commencement of a regulatory examination of the subadviser and documentation describing the results of such examinations and of any periodic testing of the Compliance Policies; and (iii) notification of any material compliance matter that relates to the services provided by the subadviser. The subadviser must also provide the Adviser with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the 1940 Act. Although the Invesco Aim Agreement does not include such provisions, Invesco Aim nevertheless is required to maintain similar Compliance Policies and follow the steps outlined above in accordance with the relevant Advisers Act and 1940 Act rules.
Fund’s Ownership Information
As of July 1, 2008, to the best of the Trust’s knowledge, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of beneficial interest of the Fund (“Shares”). The following table sets forth, to the best of the Trust’s knowledge, the name, address, and percentage of Shares held by persons that beneficially owned more than 5% of the outstanding Shares of the indicated class as of July 1, 2008. A person that beneficially holds more than 25% of the outstanding voting securities of a class of the Fund may be presumed to control that class.

		Number of
	Class of	Shares of	Percentage
Beneficial Holder	the Fund	Class	of Class
John Hancock Life Insurance Company (U.S.A.) 200 Bloor Street East Toronto, Ontario, Canada M4W 1E5	Series I	3,054,741.30	95.81%
John Hancock Life Insurance Company (U.S.A.) 200 Bloor Street East Toronto, Ontario, Canada M4W 1E5	Series II	2,089,904.13	86.36%
John Hancock Life Insurance Company of New York 100 Summit Lake Drive, Second Floor Valhalla, New York 10595	Series II	330,123.30	13.64%
John Hancock Trust Lifestyle Growth Trust 601 Congress Street Boston, Massachusetts 02210	Series NAV	7,319,865.26	98.24%